Exhibit 99.5

SEG-TRD LLC and SEG-TRD II LLC Properties

Statements of Revenues and Direct Operating Expenses
For the Years Ended December 31, 2020 and 2019

SEG-TRD LLC and SEG-TRD II LLC Properties

Table of Contents

Page

Independent Auditor’s Report    1

Statements of Revenues and Direct Operating Expenses    3

Notes to the Statements of Revenues and Direct Operating Expenses    4

Plante & Moran, PLLC
Suite 300
1445 Market Street
Denver, CO 80202
Tel: 303.740.9400
Fax: 303.740.9009
plantemoran.com

Independent Auditor’s Report

To SEG-TRD LLC and SEG-TRD II LLC

We have audited the accompanying statements of revenues and direct operating expenses of the oil and natural gas properties of SEG-TRD LLC and SEG-TRD II LLC (collectively referred to as the “Properties”) for the years ended December 31, 2020 and 2019 and the related notes (collectively referred to as the “financial statements”).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of these financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

SEG-TRD LLC and SEG-TRD II LLC Properties

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Properties for the years ended December 31, 2020 and 2019 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 1. The presentation is not intended to be a complete presentation of the financial position, results of operations, or cash flows of the Properties. Our opinion is not modified with respect to this matter.

/s/ Plante & Moran, PLLC

Denver, Colorado
May 20, 2021

Statements of Revenues and Direct Operating Expenses of the SEG-TRD LLC and SEG-TRD II LLC Properties
(in thousands)

	Audited For the Years Ended December 31,		Unaudited For the Three Months Ended March 31,
	2020	2019	2021	2020
Revenues
Oil, natural gas, and natural gas liquids revenues	$36,793	$37,432	$9,379	$14,520
Direct operating expenses
Lease operating expenses	4,843	3,935	614	1,813
Gathering, processing and transportation	2,117	1,467	471	568
Production taxes	3,014	2,589	845	978
Total direct operating expenses	9,974	7,991	1,930	3,359
Revenues in excess of direct operating expenses	$26,819	$29,441	$7,449	$11,161

See accompanying Notes to the Statements of Revenues and Direct Operating Expenses

SEG-TRD and SEG-TRD II Properties

Notes to the Statements of Revenues and Direct Operating Expenses

Note 1 – Basis of Presentation

On March 31, 2021 Earthstone Energy Holdings LLC (“EEH”), a subsidiary of Earthstone Energy Inc. (“Earthstone”) entered into a Purchase and Sale Agreement to acquire all of the oil and natural gas properties (the “Properties”) owned by SEG-TRD LLC (“SEG I”) and SEG-TRD II LLC (SEG II” and collectively “Sequel” or the “Company”) which include non-operated well bore interests, related proved reserves and associated well equipment and infrastructure in the Midland Basin of Texas. The total consideration for the Properties was approximately $62.9 million, subject to post-closing adjustments which reflect an effective date of March 1, 2021. The consideration is comprised of $52.5 million cash and 1.5 million shares of Earthstone common stock.
The Sequel Properties were less than substantially all of the key operating assets of the manager of the Sequel Properties during the presented periods. Accordingly, complete financial statements under U.S. generally accepted accounting principles (“GAAP”) are not available, or practicable to obtain for the Sequel Properties. The accompanying Statements of Revenue and Direct Operating Expenses are not intended to be a complete presentation of the results of operations of the Sequel Properties and may not be representative of future operations as they do not include general and administrative expenses, interest income or expense, depreciation, depletion and amortization, impairments, income taxes or other income and expense items not directly associated with revenues from oil and natural gas. The accompanying Statements of Revenue and Direct Operating Expenses are presented in lieu of the full financial statements required under Rule 8-04 of the Securities and Exchange Commission (“SEC”) Regulation S-X.
Note 2 – Summary of Significant Accounting Policies
Use of Estimates – The preparation of the Statements of Revenue and Direct Operating Expenses in conformity with GAAP required Sequel’s management to make various assumptions, judgements and estimates to determine the reported amounts of revenues and direct operating expenses of the Sequel Properties for the periods reported. These estimates and assumptions are based on Sequel’s best estimates and judgements. Changes in these assumptions, judgements and estimates will occur due to the passage of time and occurrence of future events. Accordingly, actual results could differ materially from amounts previously established.

Revenue Recognition – Oil, natural gas, and natural gas liquids revenues are derived from non-operated interests in oil and natural gas wells. The sales of oil, natural gas, and natural gas liquids are made under contracts that the third-party operator of the oil and natural gas wells have negotiated with customers. The Sequel Properties receive payment between one to two months after delivery of the oil and natural gas production. At the end of each period when the performance obligation is satisfied, the variable consideration can be reasonably estimated and amounts due from customers are accrued. Variances between the Sequel Properties estimated revenue and actual payments are recorded in the month the payment is received; however, differences have historically been insignificant. As a non-operator of oil and natural gas properties, management of Sequel records its share of the revenues and expenses based on information provided by the operators within the revenue statements.

SEG-TRD and SEG-TRD II Properties

Notes to the Statements of Revenues and Direct Operating Expenses

Note 2 – Summary of Significant Accounting Policies (continued)
Direct Operating Expenses – Direct operating expenses are recognized when incurred and include amounts required to operate the wells to produce, gather, transport, process and treat oil and natural gas. Direct operating expenses also include production taxes.

Concentration of Credit Risk - The Sequel Properties have exposure to credit risk in the event of nonpayment of oil and natural gas receivables by the joint interest operator of the Properties. All revenues are paid and distributed by the sole operator of all of the Properties.

Note 3 – Commitments and Contingencies

Pursuant to the terms of the purchase and sale agreement between Sequel and Earthstone, certain liabilities arising in connection with ownership of the Properties prior to the effective date are to be retained by Sequel.
The Sequel Properties were subject to Joint Development Agreements (“JDAs”) with the third-party operator of all the Properties. Pursuant to the JDAs, Sequel funded a portion of the development costs and earned a non-operating wellbore only working interest in the Sequel Properties. During 2020, all Sequel funding obligations under the JDAs had been paid in full or expired and there were no remaining commitments. The JDAs provided for certain customary assignment restrictions, right of first refusal, right of first offer, tag-along and drag-along rights. Neither Sequel or the third-party operator exercised those rights under the JDAs related to the Purchase and Sale Agreement with Earthstone.
Management is not aware of any pending or threatened legal, environmental remediation or other commitments or contingencies that would have a material effect on the Sequel Properties, other than customary plugging and abandonment obligations associated with the Properties.
Note 4 – Excluded Expenses
Indirect general and administrative expenses, interest expense, income taxes and other indirect expenses have not been allocated to the Sequel Properties by Sequel and as such, have been excluded from the accompanying Statements of Revenue and Direct Operating Expenses. Any allocation of such indirect expenses may not be indicative of costs which would have been incurred by Earthstone on a stand-alone basis. Depreciation, depletion and amortization expense has also been excluded from the accompanying Statements of Revenue and Direct Operating Expenses as such amounts would not be indicative of the depletion calculation by Earthstone on the Sequel Properties on a stand-alone basis.
Note 5 – Subsequent Events
Subsequent events have been evaluated through May 20, 2021, the date the accompanying Statements of Revenues and Direct Operating Expenses were available to be issued. There were no material subsequent events that require recognition or additional disclosure in the accompanying Statements of Revenue and Direct Operating Expenses.

SEG-TRD and SEG-TRD II Properties

Notes to the Statements of Revenues and Direct Operating Expenses

Note 6 – Supplemental Oil and Gas Information (Unaudited)

The estimates of proved oil and natural gas reserves and discounted future net cash flows for the Sequel Properties as of December 31, 2020 and 2019, were prepared using historical data and other information by qualified petroleum engineers engaged by Sequel. Users of this information should be aware that the process of estimating quantities of proved oil and natural gas reserves is very complex, requiring significant subjective decisions to be made in the evaluation of available geologic, engineering and economic data for each reservoir. The data for any given reservoir may also change substantially over time as the result of numerous factors, including but not limited to, additional development activity, production history and continual reassessment of the viability of production under varying economic conditions. As a result, revisions to existing reserve estimates may occur from time to time.

The estimated proved net recoverable reserves presented below include only those quantities of oil and natural gas that geologic and engineering data demonstrate with reasonable certainty to be recoverable in future periods from known reservoirs under existing economic, operating, and regulatory practices. In accordance with the Securities and Exchange Commission’s (SEC’s) guidelines, estimates of proved reserves from which present values are derived were based on unweighted 12-month average price of the first day of the month price for the period, and held constant. Proved developed reserves represent only those reserves estimated to be recovered through existing wells. All the Sequel Properties’ reserves set forth herein are in the United States and are proved reserves.

The Sequel Properties’ estimated quantities of proved oil and natural gas reserves and changes in net proved reserves are summarized below for the years ended December 31, 2020 and 2019:

	Crude Oil (MBlbs)	Natural Gas Liquids (MBbls)	Natural Gas (MMcf)
Proved developed and undeveloped reserves – January 1, 2019	1,715	1,717	9,668
Revisions of previous estimates	264	239	2,375
Extensions and discoveries	816	822	4,504
Production	(548)	(365)	(2,206)
End of Year – December 31, 2019	2,247	2,413	14,341

Proved developed reserves at beginning of year	872	905	5,230
Proved developed reserves at end of year	2,247	2,413	14,341
Proved undeveloped reserves at beginning of year	843	812	4,438
Proved undeveloped reserves at end of year	-	-	-

SEG-TRD and SEG-TRD II Properties

Notes to the Statements of Revenues and Direct Operating Expenses

Note 6 – Supplemental Oil and Gas Information (Unaudited) (continued)

	Crude Oil (MBlbs)	Natural Gas Liquids (MBbls)	Natural Gas (MMcf)
Proved developed and undeveloped reserves – January 1, 2020	2,247	2,413	14,341
Revisions of previous estimates	(184)	667	4,490
Extensions and discoveries	-	-	-
Production	(665)	(589)	(3,645)
End of Year – December 31, 2020	1,398	2,491	15,186

Proved developed reserves at beginning of year	2,247	2,413	14,341
Proved developed reserves at end of year	1,398	2,491	15,186
Proved undeveloped reserves at beginning of year	-	-	-
Proved undeveloped reserves at end of year	-	-	-

Standardized Measure (unaudited) – The Company computes a standardized measure of future net cash flows and changes therein relating to estimated proved reserves in accordance with authoritative accounting guidance for the Sequel Properties. The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board (FASB) and the SEC. These assumptions do not necessarily reflect the Company’s expectations of actual revenues to be derived from those reserves, nor their present value amount. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process.

Future cash inflows and production and development costs are determined by applying prices and costs, including transportation, quality, and basis differentials, to the year-end estimated future reserve quantities. The following weighted average prices as adjusted for transportation, quality, and basis differentials were used in the calculation of the standardized measure:

	2020	2019
Oil per Bbl	$36.36	$51.20
NGL per Bbl	$10.41	$15.01
Gas per Mcfe	$1.14	$1.33

Future operating costs are determined based on estimates of expenditures to be incurred in developing and producing the proved reserves in place at the end of the period using year-end costs and assuming continuation of existing economic conditions. The standardized measure presented here does not include the effects of federal income taxes as Sequel is a limited liability company and not subject to federal income taxes; however, Sequel is subject to state taxes.

SEG-TRD and SEG-TRD II Properties

Notes to the Statements of Revenues and Direct Operating Expenses

Note 6 – Supplemental Oil and Gas Information (Unaudited) (continued)
The standardized measure of discounted future net cash flows relating to the Sequel Properties’ proved oil and natural gas reserves is as follows (in thousands):

	December 31,
	2020	2019

Future cash inflows	$94,087	$170,340
Future production costs	(43,592)	(65,241)
Future development costs	(3,226)	(8,144)
Future Texas margin tax expense	(355)	(727)
Future net cash flows	46,914	96,228
Less 10% annual discount to reflect timing of cash flows	(11,937)	(22,438)
Standardized measure of discounted future net cash flows	$34,977	$73,790

Changes in Standardized Measure – Changes in the standardized measure of discounted future net cash flows before income taxes related to the proved oil and gas reserves of the Properties are as follows (in thousands):

	For the Years Ended December 31,
	2020	2019

Standardized measure – beginning of year	$73,790	$37,853
Sales of oil and natural gas, net of production costs	(26,819)	(29,441)
Net changes in price and production cost	(30,120)	(28,407)
Revisions in previous quantity estimates	7,252	14,644
Development costs incurred	—	42,965
Extensions and discoveries	—	43,755
Accretion of discount	7,379	3,785
Net change in Texas margin tax	293	(558)
Changes in timing and other	3,202	(10,806)
Standardized measure - end of year	$34,977	$73,790